Exhibit 3.2

                          MASON-DIXON BANCSHARES, INC.
                                     BYLAWS

                              Restated on 11/27/96
        (As Amended on 10/22/97, 1/28/98, 4/18/98, 1/25/99, and 4/14/99)


                                    ARTICLE I
                                  Stockholders

       SECTION 1. Annual Meeting. The annual meeting of stockholders shall be held on such date and time in the month of April in each year as may be fixed by resolution of the Board of Directors at which the stockholders shall elect Directors whose term of office has expired, shall consider reports of the affairs of the Corporation, and shall transact such other business as may properly be brought before the meeting; provided, however, that the 1999 Annual Meeting of Stockholders shall be held on such date and time in the month of July as may be fixed by resolution of the Board of Directors.

       SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman of the Board, by the President, or by a majority of the Board of Directors, and shall be called by the Chairman, President or Secretary of the Corporation upon the request in writing of the holders of at least 50% of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting. Unless requested by stockholders entitled to cast a majority of all votes entitled to be cast at the meeting, however, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months.

       SECTION 3. Place of Holding Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or elsewhere in the United States as designated by the Board of Directors.

       SECTION 4. Notice of Meetings. Written notice of each meeting of the stockholders shall be mailed, postage pre-paid by the Secretary, to each stockholder entitled to vote thereat at his post office address as it appears upon the books of the Corporation at least ten (10) days, but not more than ninety (90) days, before the meeting. Each such notice shall state the place, day, and hour at which the meeting is to be held and, in the case of any special meeting, shall state briefly the purpose or purposes thereof.

       SECTION 5. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

       SECTION 6. Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board, or if he or she is not present, by the Vice Chairman, or if he or she is not present, the President of


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the  Corporation or, if he or she is not present,  by a Vice  President,  or, if none of said officers is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if he or she is not present, any Assistant Secretary shall act as Secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as Secretary of the meeting.

       SECTION 7. Voting. At all meetings of stockholders, every stockholder entitled to vote thereat shall have one (l) vote for each share of stock standing in his or her name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting. Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his or her duly authorized attorney, bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be dated, but need not be sealed, witnessed or acknowledged. All elections shall be held and all questions shall be decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by law, in the Articles of Incorporation or by these Bylaws.

       If the chairman of the meeting shall so determine, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon request of the holders of a majority of the stock entitled to vote on such election or matter. In either of such events, the proxies and ballots shall be received and be taken in charge and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the tellers. Such tellers shall be appointed by the chairman of the meeting.

       SECTION 8. Exemption from Subtitle 7 and Title 3 of the Maryland General Corporation Law. The acquisition of shares of stock of the Corporation pursuant to the transactions contemplated by the Agreement and Plan of Reorganization between the Corporation and BB&T Corporation to be dated January 27, 1999, and the Stock Option Agreement of even date therewith is exempt from Subtitle 7 of Title 3 of the Maryland General Corporation Law.

                                   ARTICLE II
                               Board of Directors

       SECTION 1. General Powers. The property and business of the Corporation shall be managed by the Board of Directors of the Corporation.

       SECTION 2. Number and Qualification of Directors. The authorized number of Directors shall be no less than twelve (12) nor more than fourteen (14) until changed by amendment to the Articles of Incorporation. In accordance with
Article VII of these bylaws, the exact number of Directors shall be fixed within the limits specified above by a resolution adopted by the Board of Directors.

                  Directors must be stockholders of the Corporation and must own, free and clear of all liens, pledges and other encumbrances, a minimum of 100 shares of Corporation stock (par value $1.00 per share) at the date of election as a Director. Within a five-year period from the date of initial election as Director, such Director must acquire and maintain, free and clear of all liens, pledges and other such encumbrances, a minimum of 500 shares of Corporation stock (par value $1.00 per share). Notwithstanding the foregoing, the minimum number of shares of the Corporation's stock required to be held by Directors shall be not less than the number required by Section 3-403 of the Financial Institutions Article of the Annotated Code of Maryland (or any successor provision) or otherwise required by law.


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                  Nomination  for  election of members of the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors. Notice by a stockholder of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 120 days nor more than 150 days prior to any meeting of stockholders called for the election of Directors. Such notification shall contain the following information to the extent known by the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the Corporation owned by the notifying stockholder; and (f) the consent in writing of the proposed nominee as to the proposed nominee's name being placed in nomination for Director. Nominations not made in accordance herewith may, in the discretion of the chairman of the meeting, be disregarded and upon the chairman's instructions, the tellers can disregard all votes cast for each such nominee.

                  An individual may not serve as a Director of the Corporation if such individual also serves as a director or employee of any financial institution (other than a subsidiary of the Corporation), or corporation which maintains as a principal subsidiary one or more financial institutions, or if such service otherwise would violate the federal Depository Institution Management Interlocks Act. The term "financial institution" means a credit union, savings and loan, or commercial bank. The term "principal subsidiary" is defined to mean one or more financial institutions whose total assets constitute twenty-five percent (25%) or more of such corporation's consolidated total assets.

                  No more than three (3) Directors shall be "insiders" of the Corporation. The term, "insiders," means an employee of the Corporation or any financial institution subsidiary of the Corporation, and also means any beneficial owner (as defined under Section 13(d) of the Securities Exchange Act of 1934) of ten percent (10%) or more of the Corporation's stock. For purposes of the ten percent (10%) beneficial ownership test, Corporation stock owned by such individual's spouse, lineal descendants (i.e., parents and children), any entity in which the individual owns a controlling interest (i.e., 20% or more interest), and any group of which the owner is a member will be attributed to such individual.

       SECTION 3. Election and Term of Office. The terms of the initial Board of Directors shall be set so as to implement staggered terms, with the terms of one third (or as near one-third as possible) of the Directors being one year, the terms of one-third being two years and the terms of one third being three years. Thereafter, one-third of the Directors shall be elected by a majority of the votes cast at each annual meeting of stockholders or by similar vote at any special meeting called for the purpose, to serve three-year terms. Each Director shall hold office until the expiration of the term for which he or she is elected, except as otherwise stated in these Bylaws, and thereafter until his or her successor has been elected and qualified. Election of Directors need not be by written ballot, unless required by Article I of these Bylaws.

       SECTION 4. Filling of Vacancies. Any and all vacancies on the Board of Directors, including those created by increase in the number of Directors or by removal of Directors, shall be filled by individuals who are not currently serving as Directors of the Corporation and who are elected by the Board of Directors to serve the remainder of the vacant Director's term of office.

       SECTION 5. Removal. A Director of the Corporation may only be removed during his or her term of office for cause, which means criminal conviction of a felony, unsound mind, adjudication of bankruptcy, non-

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acceptance of office or conduct  prejudicial to the interest of the Corporation, by the affirmative vote of a majority of the entire Board of Directors of the Corporation (exclusive of the Director being considered for removal) or by the affirmative vote of not less than sixty-seven percent (67%) of the outstanding voting stock of the Corporation. Stockholders shall not have the right to remove Directors without such cause. Stockholders may only attempt to remove a Director
for  cause  after  service  of  specific  charges,   adequate  notice  and  full
opportunity to refute the charges.

       SECTION 6. Place of Meeting. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, at such place or places as they may from time to time determine by resolution or by written consent of all the directors, either within or outside the State of Maryland. The Board of Directors may hold their meetings by conference telephone or other similar electronic communications equipment in accordance with the provisions of Maryland Corporate Law.

       SECTION 7. Regular Meetings. The Board of Directors shall hold regular quarterly meetings on such dates as shall be fixed by the Board. Following each annual stockholder's meeting, the Board of Directors shall hold its annual meeting of the Board to elect officers, and transact other business. Notice of regular meetings shall not be required.

       SECTION 8. Special Meetings. Special meetings of the Board of Directors for any purpose may be called at any time by the Chairman of the Board of Directors, the President, the Secretary, or by twenty-five (25%) percent or more of the number of Directors then holding office.

                  Special meetings of the Board of Directors shall be held upon two days notice by mail or four (4) hours notice delivered personally or by telephone or telefax. If notice is by telephone or telefax, it shall be complete when the person calling the meeting believes in good faith that the notified person (or a person acting on behalf of or as agent for the notified person) has heard and acknowledged the notice or received transmission of the facsimile. If the notice is by mail, it shall be complete when deposited in the U.S. Mail, charges prepaid and addressed to the notified person at such person's address appearing on the corporate records or, if such address is not on these records or is not readily ascertainable, at the place where the regular Board of Directors meeting is held.

       SECTION 9. Quorum. A majority of the whole number of Directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Corporation's Articles of Incorporation or by these Bylaws.

       SECTION 10. Compensation of Directors. Directors and members of committees shall receive neither compensation for their services nor reimbursement for their expenses unless these payments are fixed by resolution of the Board of Directors.

       SECTION 11. Committees. The Board of Directors, by resolution passed by a majority of the whole Board, may designate the following standing committees:


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                    (1)  An Investment Committee,  which shall have the power to discount, purchase and sell bills, notes and other evidences of debt; and

                    (2) An Audit Committee which shall consist of at least three members of the Board of Directors none of whom shall be officers or employees of the Corporation or any subdivisions of the Corporation and each of whom shall be independent of management of the Corporation. The duties of this committee shall be to make suitable examinations every 12 months of the affairs of the Corporation. The result of such examination shall be reported, in writing, to the Board of Directors stating whether the Corporation is in sound and solvent condition, whether adequate internal audit controls and procedures are being maintained, and recommending to the Board of Directors such changes in the manner of doing business, etc., as shall be deemed advisable. The Audit Committee, upon its own authority, may employ a qualified firm of Certified Public Accountants to make a suitable examination and audit of the Corporation. If such procedure is followed, the one annual examination and audit of such firm of accountants and the presentation of its report to the Board of Directors will be deemed sufficient to comply with this section of these Bylaws.

                  The Board of Directors, by resolution adopted by a majority of the authorized number of Directors, also may designate one or more additional standing committees, including, but not limited to, an Executive Committee consisting of two or more Directors who shall be appointed by, and hold office at, the pleasure of the Board of Directors. The Board of Directors may, except as hereinafter limited, delegate the Executive Committee any of the powers and authorities of the Board of Directors. Other additional standing committees may include the Nominating Committee, consisting of two or more Directors and charged with the responsibility of recommending to the Board of Directors nominees to Board vacancies, and the Compensation Committee, consisting of two or more Directors, neither of whom is also an officer of the Corporation, whose responsibility it is to establish and set each year the compensation arrangements for senior management.

                  The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of Directors.

                  The Board of Directors shall designate one or more Directors as alternate members of any committee who may replace any absent members at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors creating it, shall have the authority of the Board, except with respect to:

                    (1) The approval of any action for which stockholder approval is also required,

                    (2) The filling of vacancies on the Board or in any committee,


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                    (3)  The fixing of compensation of the Directors for serving on the Board or on any committee,

                    (4) The amendment or repeal of bylaws or the adoption of new bylaws,

                    (5) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable,

                    (6) A distribution to stockholders of the Corporation as defined under Maryland Corporate Law, except at a rate or in a periodic amount or within a price range determined by the Board, and permitted by law,

                    (7) The appointment of members of other committees of the Board,

                    (8) The authorization or approval of the reacquisition of Corporation stock (unless pursuant to a general formula or method specified by the Board of Directors and permitted by law), and

                    (9) The authorization or approval of the issuance or sale or contract for sale of Corporation stock.

                  The Board of Directors shall designate a chairman for each committee who shall have the sole power to call any committee meeting other than a meeting set by the Board. Except as otherwise established by the Board of Directors, the provisions of this entire Article II shall apply to committees of the Board and action by such committees, mutatis mutandis.

                                   ARTICLE III
                                    Officers

       SECTION 1. Officers. The officers of the Corporation shall be a President, a Secretary, and a Chief Financial Officer. The Corporation also may have, at the discretion of the Board of Directors, a Chairman of the Board and Vice-Chairman of the Board (both of whom shall be chosen from the Board of Directors), one or more Vice Presidents, one or more Trust Officers, one or more Assistant Secretaries, one or more Assistant Treasurers, and any other officers who may be appointed under Section 3 of this Article III. Any two or more offices, except those of President and Vice President, may be held by the same person.

                  Any officer of the Corporation may be excluded by resolution of the Board of Directors or by a provision of these Bylaws from participation, other than in the capacity of a Director, in major policy-making functions of the Corporation.

                  The Corporation shall provide a fidelity bond in the amount required by law to cover each Director and officer of the Corporation who has control over or access to cash or securities of the Corporation.

       SECTION 2. Election. The officers of the Corporation, except those appointed under Section 3 of this Article III, shall be chosen annually by the Board of Directors, and each shall hold his or her office until he or she resigns or is removed or otherwise disqualified to serve, or his or her successor is elected and qualified.

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       SECTION 3. Subordinate Officers.  The Board of Directors may appoint, and may authorize the President to appoint, any other officers that the Business of the Corporation may require, each of whom shall hold office for the period, have the authority, and perform the duties specified in a resolution of the Board of Directors.

       SECTION 4. Removal and Resignation. Any officer may be removed with or without cause either by the Board at any regular or special Directors' meeting or, except for an officer chosen by the Board, by an officer on whom the power of removal may be conferred by the Board.

                  An officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. An officer's resignation shall take effect when it is received or at any later time specified in the resignation. Unless the resignation specifies otherwise, its acceptance by the Corporation shall not be necessary to make it effective.

       SECTION 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to the office.

       SECTION 6. Chairman and Vice Chairman of the Board. The Board of Directors may at its discretion elect a Chairman of the Board who shall preside at all meetings of the Board of Directors and at all stockholders' meetings at which the Chairman is present and who shall exercise and perform any other powers and duties assigned to the Chairman by the Board or prescribed by these Bylaws. Except where by law the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman of the Board shall be ex officio a member of all committees.

                  The Board of Directors in its discretion may elect a Vice Chairman of the Board, who in the absence of the Chairman, shall preside at all meetings of the Board of Directors and stockholders.

       SECTION 7. President. Subject to any supervisory powers that may be given by the Board of Directors or these Bylaws to the Chairman of the Board, the President shall be the Corporation's chief executive officer and, subject to the control of the Board of Directors, shall have general supervision, direction, and control over the Corporation's business and officers. The President shall preside as chairman at all stockholders' meetings and at all Directors meetings not presided over by the Chairman or Vice Chairman of the Board. The President shall be ex officio a member of all the standing committees, except the Audit Committee and the Compensation Committee, shall have the general powers and duties of management usually vested in presidents of Corporations; shall have any other powers and duties that are prescribed by the Board of Directors or these Bylaws; and shall be primarily responsible for carrying out all orders and resolutions of the Board of Directors.

       SECTION 8. Vice President. If the President is absent or is unable or refuses to act, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all duties of the President, and when so acting shall have all of the powers of, and be subject to all the restrictions on, the President. Each Vice President shall have any other powers and perform any other duties that are prescribed for said Vice President by the Board of Directors or these Bylaws.

       SECTION 9. Secretary. The Secretary shall keep or cause to be kept and be available at the principal office and any other place that the Board of Directors specifies, a book of minutes of all Directors' and

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stockholders'  meetings.  The minutes of each  meeting  shall state the time and place that it was held; whether it was regular or special; if a special meeting, how it was authorized; the notice given; the names of those present or represented at stockholders' meetings; and the proceedings of the meetings. A similar minute book shall be kept for each committee of the Board.

                  The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or duplicate share register, showing the stockholders' names and addresses, the number and classes of shares held by each, the number and date of each certificate issued for these shares, and the number and date of cancellation of each certificate surrendered for cancellation.

                  The Secretary shall give or cause to be given notice of all Directors' and stockholders' meetings required to be given under these Bylaws or by law, shall keep the corporate seal in safe custody, and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or these Bylaws.

                  The Secretary shall be deemed not to be an executive officer of the Corporation and the Secretary shall be excluded from participation, other than in the capacity of Director if the Secretary is also a Director, in major policy-making functions of the Corporation.

       SECTION 10. Chief Financial Officer. The Chief Financial Officer shall be the Corporation's Treasurer and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the Corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account at all reasonable times shall be opened to inspection by any Director.

                  The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with the depositories designated by the Board of Directors. The Chief Financial Officer shall disburse the Corporation's funds as ordered by the Board of Directors and shall render to the President and Directors, whenever they request it, an account of all the transactions as Chief Financial Officer and of the Corporation's financial condition; and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or these Bylaws.


                                   ARTICLE IV
                                  Capital Stock

       SECTION 1. Issue of Certificates of Stock. The certificates for shares of the stock of the Corporation shall be of such form not inconsistent with the Certificate of Incorporation, or its amendments, as shall be approved by the Board of Directors. All certificates shall be signed by the President or by the Vice-President and counter-signed by the Secretary or by an Assistant Secretary, and sealed with the seal of the Corporation. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued and the address of the holder shall be entered in the Corporation's books. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares shall have been so surrendered, and canceled, unless a certificate of stock is lost or destroyed, in which event the Board of Directors may authorize the issuance of a new certificate replacing the old one on any terms and

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conditions,  including  a  reasonable  arrangement  for  indemnification  of the
Corporation, that the Board may specify.

       SECTION 2. Transfer of Shares. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by his or her attorney upon surrender and cancellation of certificates for a like number of shares as hereinbefore provided.

       SECTION 3. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Laws of Maryland.

       SECTION 4. Closing Transfer Books. The Board of Directors may fix the period, not exceeding twenty (20) days, during which time the books of the Corporation shall be closed against transfers of stock, or in lieu thereof, the Board of Directors may fix a date not less than ten (10) days nor more than ninety (90) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or to receive such dividends or rights. Only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights.


                                    ARTICLE V
                             Bank Accounts and Loans

       SECTION 1. Bank Accounts. Officers or agents of the Corporation designated by the Board of Directors shall have authority to deposit and withdraw funds of the Corporation in financial institutions designated by the Board of Directors. Each financial institution with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such financial institutions. The signatures of these officers or agents shall be certified to the financial institutions in which the funds of the Corporation are deposited. If no such officers or agents are designated by the Board of Directors, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the President or a Vice President and countersigned by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.

       SECTION 2. Loans. Officers or agents of the Corporation designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit for the Corporation from such financial institutions, corporations, firms or persons as the Board of Directors shall designate. As security for the repayment of such loans, advances, or other forms of credit, these officers or agents may be authorized by the Board of Directors to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all stock, bonds, rights, and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences or debt at any time held by the Corporation. These officers or agents may be authorized by the Board of Directors to execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as

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such officers or agents shall deem proper.  These officers or agents also may be authorized by the Board of Directors to sell, discount or rediscount with such financial institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to endorse, transfer and deliver the same. The signatures of these officers and agents shall be certified to each such financial institution, corporation, firm or person. Each such financial institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall be delivered to such financial institution, corporation, firm or person.

                                   ARTICLE VI
                            Miscellaneous Provisions

       SECTION 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year.

       SECTION 2. Notices. Whenever, under the provisions of these Bylaws, notice is required to be given to any Director, officer or stockholder, unless otherwise provided in these Bylaws, such notice shall be deemed given if in writing, and personally delivered, or sent by telefax, or telegram, or by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to each stockholder, officer or Director, as the case may be, at such address as appears on the books of the Corporation, and such notice shall be deemed to have been given at the time the same is so personally delivered, telefaxed, telegraphed or so mailed. Any stockholder, director or officer may waive any notice required to be given under these Bylaws.

       SECTION 3. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the President and the Vice President, or either of them, shall have full power and authority on behalf of the Corporation to attend and to vote and to grant proxies to be used at any meetings of stockholders of any corporation in which the Corporation may hold stock.

                                   ARTICLE VII
                               Amendment of Bylaws

       Upon affirmative vote of the holders of not less than sixty-seven percent (67%) of the outstanding stock of the Corporation, the stockholders may amend, alter or repeal these Bylaws. Subject to the right of the stockholders under the preceding sentence, Bylaws other than a Bylaw fixing or changing the authorized number of Directors may be adopted, amended, or repealed by the Board of Directors. However, if the Articles of Incorporation, or a Bylaw adopted by the stockholders, provide for an indefinite number of Directors within specified limits, the Directors may by resolution fix the exact number of Directors within those limits.

                                  ARTICLE VIII
                                 Indemnification

       SECTION 1. Definitions. As used in this Article VIII, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Indemnification Section"), as amended from time to time, shall have the same meaning as provided in the Indemnification Section.


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       SECTION 2.  Indemnification  of Directors and Officers.  The  Corporation
shall indemnify and advance expenses to a Director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section and federal law.

       SECTION 3. Indemnification of Other Agents and Employees. With respect to an employee or agent, other than a Director or officer of the Corporation, the Corporation may, as determined by and in the discretion of the Board of Directors of the Corporation, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section and federal law.



                                  END OF BYLAWS





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